Exhibit 99.1

NEWS RELEASE
Contact:	Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS

RECORD FULL YEAR EARNINGS OF $2.48 PER SHARE FOR 2019

•	Earnings per diluted share of $0.63 for 2019 fourth quarter, up from $0.59 per share in the 2018 fourth quarter

•	Net income of $12.5 million for 2019 fourth quarter, compared to $12.1 million in the 2018 fourth quarter

•	Loan growth of $112 million during the 2019 fourth quarter

•	Deposit growth of $110 million during the 2019 fourth quarter

•	Non-performing loans of $13.5 million for 2019 fourth quarter, compared to $19.0 million for the 2018 fourth quarter

DEFIANCE, OHIO (January 20, 2020) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the fiscal year ended December 31, 2019, totaled $49.4 million, or $2.48 per diluted common share, compared to $46.2 million, or $2.26 per diluted common share, for the year ended December 31, 2018. For the fourth quarter of 2019, First Defiance earned $12.5 million, or $0.63 per diluted common share, compared to $12.1 million, or $0.59 per diluted common share for the fourth quarter of 2018. The fourth quarter of 2018 results included an increase of $806,000 pre-tax ($636,000 after-tax), or $0.03 per diluted share, from an immaterial accounting correction related to the company’s deferred compensation plan. The year-over-year comparisons are impacted by merger-related costs in the current year’s results, which had an after-tax cost of $1.1 million, or $0.05 per diluted share, for the full year and $697,000, or $0.03 per diluted share, for the fourth quarter.

“With fourth quarter earnings per share up 12% over last year, excluding merger costs, we are proud to announce record earnings performance for our seventh consecutive year,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance. “Our balance sheet and earnings growth, along with continued asset quality improvement, allowed us to finish the year strong. We are pleased with our position as we start 2020 and prepared to close our strategic merger with United Community Financial Corp.”

Net interest income up compared to fourth quarter 2018

Net interest income of $29.5 million in the fourth quarter of 2019 was up from $28.5 million in the fourth quarter of 2018. The increase was primarily due to the growth in earning assets offset partly by compression in the net interest margin versus the fourth quarter last year. The net interest margin was 3.80% for the fourth quarter, down from 3.88% for the third quarter of 2019 and 4.02% in the fourth quarter of 2018. Yield on interest earning assets decreased by six basis points, to 4.67% in the fourth quarter of 2019 from 4.73% in the fourth quarter of 2018. The cost of interest-bearing liabilities increased by 20 basis points in the fourth quarter of 2019 to 1.15% from 0.95% in the fourth quarter of 2018.

“Our solid loan and core deposit growth helped generate an increase in net interest income despite margin compression,” said Hileman. “Annualized growth rates of 17% for loans and 16% for deposits in the fourth quarter provided the momentum we like to see as we begin a new year.”

Non-interest income up from fourth quarter 2018

First Defiance’s non-interest income for the fourth quarter of 2019 was $11.8 million compared to $8.4 million in the fourth quarter of 2018. Results for the fourth quarter of 2019 included a $324,000 increase in deferred compensation plan assets compared to a $690,000 decrease for the same period in 2018 due to stock market performance.

Mortgage banking income was $2.7 million in the fourth quarter of 2019, up from $1.4 million in the fourth quarter of 2018 due to higher volumes. Mortgage originations totaled $106.5 million in the fourth quarter of 2019 compared to $60.9 million in the same quarter last year. As a result of the higher volumes, gains from the sale of mortgage loans increased in the fourth quarter of 2019 to $2.0 million from $758,000 in the fourth quarter of 2018. Mortgage loan servicing revenue was $978,000 in the fourth quarter of 2019, consistent with $978,000 in the fourth quarter of 2018. First Defiance had a positive change in the valuation adjustment in mortgage servicing assets of $223,000 in the fourth quarter of 2019 compared to a positive adjustment of $41,000 in the fourth quarter of 2018.

For the fourth quarter of 2019, service fees and other charges were $3.7 million, up from $3.3 million in the fourth quarter of 2018; and commissions from the sale of insurance products were $3.1 million, consistent with $3.1 million in the fourth quarter of 2018. Trust income was $746,000 in the fourth quarter of 2019, up from $503,000 in the fourth quarter of 2018. The fourth quarter of 2019 included gains of $13,000 from the sale of securities compared to gains of $97,000 in the fourth quarter of 2018.

Other non-interest income for the fourth quarter of 2019 was a positive $1.1 million compared to a negative $494,000 for the fourth quarter of 2018, primarily due to the change in deferred compensation plan assets described above. Excluding the impact of this item, other non-interest income for fourth quarter 2019 would be $767,000 compared to $196,000 in the fourth quarter of 2018.

Non-interest expenses up from fourth quarter 2018

Non-interest expense totaled $24.8 million in the fourth quarter of 2019 compared to $21.2 million in the fourth quarter of 2018. The comparison includes a one-time $806,000 reduction in expenses from the accounting correction to the company’s deferred compensation plan in the fourth quarter of 2018. Additionally, the fourth quarter of 2019 included a $321,000 increase in deferred compensation plan expense compared to a $1.3 million decrease in the fourth quarter of 2018 due to stock market performance in the relative periods.

Compensation and benefits in the fourth quarter of 2019 was $14.6 million, an increase of $1.1 million compared to the fourth quarter of 2018. Occupancy expense was $2.3 million in the fourth quarter of 2019, down $113,000 from the fourth quarter of 2018. Data processing cost was $1.8 million in the fourth quarter of 2019, down $443,000 from the fourth quarter of 2018. In addition, acquisition-related costs totaled $882,000 in the fourth quarter of 2019 compared to none in the prior year.

Other non-interest expense was $4.2 million in the fourth quarter of 2019 compared to $2.0 million (or $2.8 million excluding the benefit from the deferred compensation accounting correction) in the fourth quarter of 2018. Additionally, results for the fourth quarter of 2018 included a $1,052,000 decrease in deferred compensation plan liabilities compared to a $321,000 increase for the same period in 2019 due to stock market performance. Excluding the impact of these items, other non-interest expense for fourth quarter 2019 would be $3.9 million compared to $3.9 million in the fourth quarter of 2018.

Credit quality

Non-performing loans totaled $13.5 million at December 31, 2019, a decrease from $19.0 million at December 31, 2018. In addition, real estate owned totaled $100,000 at December 31, 2019, down from $1.2 million at December 31, 2018. Accruing troubled debt restructured loans were $8.4 million at December 31, 2019, a decrease from $11.6 million at December 31, 2018.

The fourth quarter of 2019 results include net charge-offs of $91,000 and a provision for loan losses of $1.1 million compared with net recoveries of $220,000 and a provision of $472,000 for the same period in 2018. The allowance for loan loss as a percentage of total loans was 1.12% at December 31, 2019, compared with 1.13% at September 30, 2019, and 1.12% at December 31, 2018.

“Our non-performing assets to total assets at year-end improved significantly from the prior year to 0.39%, and net recoveries were $7,000 in 2019,” said Hileman. “A heightened, strategic focus in asset quality played a significant role in this achievement. A continuation of these efforts in 2020 is anticipated to lead to additional reductions in our non-performing assets.”

Annual results

Net income for the full year ended on December 31, 2019, totaled $49.4 million, or $2.48 per diluted common share, compared to $46.2 million, or $2.26 per diluted common share for 2018. The year 2018 included a benefit of $806,000 from an accounting correction, which had an after-tax impact of $636,000 or $0.03 per diluted share. The year 2019 included acquisition-related expenses, which had an after-tax impact of $1.1 million or $0.05 per diluted share.

Net interest income for 2019 totaled $115.6 million, compared with $108.3 million for 2018. Average interest-earning assets increased to $2.97 billion for 2019, compared to $2.74 billion in 2018. Net interest margin for 2019 was 3.93%, down five basis points from the 3.98% margin for 2018. The provision for loan losses for 2019 was $2.9 million, compared to $1.2 million for 2018.

Non-interest income for the year 2019 was $45.0 million, compared to $39.2 million in 2018. Service fees and other charges were $14.0 million for 2019, up from $13.1 million in 2018. Mortgage banking income increased to $9.5 million for 2019 from $7.1 million in 2018. Gains on the sale of non-mortgage loans were $226,000 for 2019, compared to $317,000 in 2018. Insurance commissions were $14.1 million for 2019, consistent with $14.1 million in 2018. Non-interest income for 2019 included $24,000 of net securities gains compared to $173,000 of net securities gains for 2018.

Non-interest expense increased to $97.1 million in 2019 from $89.4 million in 2018. Included in non-interest expense for 2019 were acquisition-related expenses of $1.4 million. Compensation and benefits expense was $57.2 million for 2019 compared to $52.6 million for 2018. Expenses also included decreases in data processing expense of $500,000 and FDIC insurance premiums of $537,000, partly offset by an increase in occupancy expense of $386,000. Other non-interest expense was $17.6 million in 2019 compared to $15.2 million (or $16.0 million excluding the benefit from the deferred compensation accounting correction) in 2018.

Total assets at $3.47 billion

Total assets at December 31, 2019, were $3.47 billion compared to $3.18 billion at December 31, 2018. Net loans receivable (excluding loans held for sale) were $2.75 billion at December 31, 2019, compared to $2.51 billion at December 31, 2018. Also, at December 31, 2019, goodwill and other intangible assets totaled $103.8 million compared to $103.0 million at December 31, 2018.

Total deposits at December 31, 2019, were $2.87 billion compared with $2.62 billion at December 31, 2018. Total stockholders’ equity was $426.2 million at December 31, 2019, compared to $399.6 million at December 31, 2018. The change in stockholders’ equity from year-end 2018 was impacted by the company’s repurchase of 515,000 shares of its common stock for $15.1 million during the first quarter of 2019. During the quarter ended June 30, 2019, the company announced a new 500,000 share repurchase plan authorization with all such shares available for repurchase as of December 31, 2019.

Dividend to be paid February 21

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable February 21, 2020, to shareholders of record at the close of business on February 14, 2020. The dividend represents an annual dividend of 2.82% based on the First Defiance common stock closing price on January 17, 2020. First Defiance has approximately 19,730,000 common shares outstanding.

Conference call

First Defiance will host a conference call at 11:00 a.m. ET on Tuesday, January 21, 2020, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. A live webcast may also be accessed at https://services.choruscall.com/links/fdef200121.html.

The replay of the conference call webcast will be available at www.fdef.com until 9:00 a.m. ET on Wednesday, January 20, 2021.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 44 full-service branches in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2018. One or more of these factors have affected or could in the future affect First Defiance’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements. As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its December 31, 2019 consolidated financial statements as part of its Annual Report on Form 10-K to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

(in thousands)	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$46,254	$55,962
Interest-bearing deposits	85,000	43,000

	131,254	98,962
Securities
Available-for sale, carried at fair value	283,448	294,076
Held-to-maturity, carried at amortized cost	—	526

	283,448	294,602
Loans	2,777,564	2,540,039
Allowance for loan losses	(31,243)	(28,331)

Loans, net	2,746,321	2,511,708
Loans held for sale	18,008	6,613
Mortgage servicing rights	10,267	10,119
Accrued interest receivable	10,244	9,641
Federal Home Loan Bank stock	11,915	14,217
Bank Owned Life Insurance	75,544	67,660
Office properties and equipment	39,563	40,670
Real estate and other assets held for sale	100	1,205
Goodwill	100,069	98,569
Core deposit and other intangibles	3,772	4,391
Other assets	38,487	23,365

Total Assets	$3,468,992	$3,181,722

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$630,359	$607,198
Interest-bearing deposits	2,239,966	2,013,684

Total deposits	2,870,325	2,620,882
Advances from Federal Home Loan Bank	85,063	85,189
Notes payable and other interest-bearing liabilities	2,999	5,741
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	5,491	3,652
Deferred taxes	1,326	264
Other liabilities	41,538	30,322

Total Liabilities	3,042,825	2,782,133
Stockholders’ Equity
Preferred stock	—	—
Common stock, net	127	127
Additional paid-in-capital	161,955	161,593
Accumulated other comprehensive income (loss)	4,595	(2,148)
Retained earnings	329,934	295,588
Treasury stock, at cost	(70,444)	(55,571)

Total stockholders’ equity	426,167	399,589

Total Liabilities and Stockholders’ Equity	$3,468,992	$3,181,722

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Interest Income:
Loans	$33,695	$30,841	$130,853	$114,398
Investment securities	1,889	2,167	8,183	8,134
Interest-bearing deposits	537	325	1,395	1,270
FHLB stock dividends	120	217	653	915

Total interest income	36,241	33,550	141,084	124,717
Interest Expense:
Deposits	5,999	4,389	22,613	13,897
FHLB advances and other	431	318	1,443	1,261
Subordinated debentures	311	347	1,354	1,281
Notes Payable	2	4	25	23

Total interest expense	6,743	5,058	25,435	16,462

Net interest income	29,498	28,492	115,649	108,255
Provision for loan losses	1,084	472	2,905	1,176

Net interest income after provision for loan losses	28,414	28,020	112,744	107,079
Non-interest Income:
Service fees and other charges	3,693	3,338	14,028	13,100
Mortgage banking income	2,683	1,445	9,483	7,077
Gain on sale of non-mortgage loans	11	17	226	317
Gain on sale of securities	13	97	24	173
Insurance commissions	3,123	3,061	14,118	14,085
Trust income	746	503	2,255	2,091
Income from Bank Owned Life Insurance	456	402	2,158	1,767
Other non-interest income	1,091	(494)	2,664	598

Total Non-interest Income	11,816	8,369	44,956	39,208
Non-interest Expense:
Compensation and benefits	14,631	13,550	57,175	52,566
Occupancy	2,277	2,390	9,027	8,641
FDIC insurance premium	208	204	484	1,021
Financial institutions tax	526	525	2,193	2,118
Data processing	1,763	2,206	8,055	8,555
One time acquisition related charges	882	—	1,422	—
Amortization of intangibles	281	314	1,120	1,312
Other non-interest expense	4,192	2,021	17,587	15,199

Total Non-interest Expense	24,760	21,210	97,063	89,412

Income before income taxes	15,470	15,179	60,637	56,875
Income taxes	2,953	3,082	11,267	10,626

Net Income	$12,517	$12,097	$49,370	$46,249

Earnings per common share:
Basic	$0.63	$0.60	$2.49	$2.27
Diluted	$0.63	$0.59	$2.48	$2.26
Average Shares Outstanding:
Basic	19,792	20,313	19,844	20,358
Diluted	19,895	20,404	19,931	20,449

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2019	2018	% change	2019	2018	% change
Summary of Operations
Tax-equivalent interest income (2)	$36,473	$33,808	7.9%	$142,051	$125,721	13.0%
Interest expense	6,743	5,058	33.3	25,435	16,462	54.5
Tax-equivalent net interest income (2)	29,730	28,750	3.4	116,616	109,259	6.7
Provision for loan losses	1,084	472	129.7	2,905	1,176	147.0
Tax-equivalent NII after provision for loan loss (2)	28,646	28,278	1.3	113,711	108,083	5.2
Investment securities gains	13	97	(86.6)	24	173	(86.1)
Non-interest income (excluding securities gains/losses)	11,803	8,272	42.7	44,932	39,035	15.1
Non-interest expense	24,760	21,210	16.7	97,063	89,412	8.6
Income taxes	2,953	3,082	(4.2)	11,267	10,626	6.0
Net Income	12,517	12,097	3.5	49,370	46,249	6.7
Tax equivalent adjustment (2)	232	258	(10.1)	967	1,004	(3.7)
At Period End
Assets	3,468,992	3,181,722	9.0
Earning assets	3,175,935	2,898,471	9.6
Loans	2,777,564	2,540,039	9.4
Allowance for loan losses	31,243	28,331	10.3
Deposits	2,870,325	2,620,882	9.5
Stockholders’ equity	426,167	399,589	6.7
Average Balances
Assets	3,425,097	3,138,202	9.1	3,283,780	3,048,525	7.7
Earning assets	3,107,224	2,831,866	9.7	2,969,662	2,741,215	8.3
Loans	2,688,519	2,474,221	8.7	2,597,864	2,382,941	9.0
Deposits and interest-bearing liabilities	2,954,049	2,705,736	9.2	2,830,244	2,626,004	7.8
Deposits	2,830,043	2,594,635	9.1	2,717,224	2,507,553	8.4
Stockholders’ equity	420,352	392,701	7.0	406,286	384,305	5.7
Stockholders’ equity / assets	12.27%	12.51%	(1.9)	12.37%	12.61%	(1.9)
Per Common Share Data
Net Income
Basic	$0.63	$0.60	5.0	$2.49	$2.27	9.7
Diluted	0.63	0.59	6.8	2.48	2.26	9.7
Dividends	0.22	0.17	29.4	0.79	0.64	23.4
Market Value:
High	$32.39	$31.09	4.2	$32.39	$31.09	4.2
Low	27.77	22.78	21.9	24.12	22.78	5.9
Close	31.32	24.51	27.8	31.32	24.51	27.8
Common Book Value	21.60	19.81	9.0	21.60	19.81	9.0
Tangible Common Book Value (1)	16.34	14.71	11.1	16.34	14.71	11.1
Shares outstanding, end of period (000)	19,730	20,171	(2.2)	19,730	20,171	(2.2)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.80%	4.02%	(5.4)	3.93%	3.98%	(1.2)
Return on average assets	1.45%	1.53%	(5.2)	1.50%	1.52%	(0.9)
Return on average equity	11.81%	12.22%	(3.3)	12.15%	12.03%	1.0
Efficiency ratio (3)	59.62%	57.29%	4.1	60.08%	60.29%	(0.3)
Effective tax rate	19.09%	20.30%	(6.0)	18.58%	18.68%	(0.5)
Dividend payout ratio (basic)	34.92%	28.33%	23.2	31.73%	28.19%	12.5

(1)	Tangible common book value = total stockholders’ equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands)	2019	2018	2019	2018
Gain from sale of mortgage loans	$2,035	$758	$7,706	$4,502
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	978	978	3,820	3,784
Amortization of mortgage servicing rights	(553)	(332)	(1,809)	(1,341)
Mortgage servicing rights valuation adjustments	223	41	(234)	132

	648	687	1,777	2,575

Total revenue from sale and servicing of mortgage loans	$2,683	$1,445	$9,483	$7,077

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended December 31, (dollars in thousands)
	2019				2018
	Average Balance	Interest(1)	Yield Rate(2)		Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$2,688,519	$33,716	4.98%		$2,474,221	$30,867	4.95%
Securities	287,172	2,100	2.96	% (3)	289,233	2,399	3.22	% (3)
Interest Bearing Deposits	119,618	537	1.78%		54,195	325	2.38%
FHLB stock	11,915	120	4.00%		14,217	217	6.06%

Total interest-earning assets	3,107,224	36,473	4.67%		2,831,866	33,808	4.73%
Non-interest-earning assets	317,873				306,336

Total assets	$3,425,097				$3,138,202

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,205,673	$5,999	1.08%		$2,002,541	$4,389	0.87%
FHLB advances and other	85,291	431	2.00%		69,782	318	1.81%
Subordinated debentures	36,083	311	3.42%		36,083	347	3.82%
Notes payable	2,632	2	0.30%		5,236	4	0.30%

Total interest-bearing liabilities	2,329,679	6,743	1.15%		2,113,642	5,058	0.95%
Non-interest bearing deposits	624,370	—	—		592,094	—	—

Total including non-interest-bearing demand deposits	2,954,049	6,743	0.91%		2,705,736	5,058	0.74%
Other non-interest-bearing liabilities	50,696				39,765

Total liabilities	3,004,745				2,745,501
Stockholders’ equity	420,352				392,701

Total liabilities and stockholders’ equity	$3,425,097				$3,138,202

Net interest income; interest rate spread		$29,730	3.52%			$28,750	3.78%

Net interest margin (4)			3.80%				4.02%

Average interest-earning assets to average interest bearing liabilities			133%				134%

	Twelve Months Ended December 31,
	2019				2018
	Average Balance	Interest(1)	Yield Rate		Average Balance	Interest(1)	Yield Rate
Interest-earning assets:
Loans receivable	$2,597,864	$130,943	5.04%		$2,382,941	$114,500	4.80%
Securities	294,027	9,060	3.08	% (3)	279,867	9,036	3.23	% (3)
Interest Bearing Deposits	65,424	1,395	2.13%		63,261	1,270	2.01%
FHLB stock	12,347	653	5.29%		15,146	915	6.04%

Total interest-earning assets	2,969,662	142,051	4.78%		2,741,215	125,721	4.59%
Non-interest-earning assets	314,118				307,310

Total assets	$3,283,780				$3,048,525

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,122,439	$22,613	1.07%		$1,945,114	$13,897	0.71%
FHLB advances and other	73,013	1,443	1.98%		73,421	1,261	1.72%
Subordinated debentures	36,083	1,354	3.75%		36,083	1,281	3.55%
Notes payable	3,924	25	0.64%		8,947	23	0.26%

Total interest-bearing liabilities	2,235,459	25,435	1.14%		2,063,565	16,462	0.80%
Non-interest bearing deposits	594,785	—	—		562,439	—	—

Total including non-interest-bearing demand deposits	2,830,244	25,435	0.90%		2,626,004	16,462	0.63%
Other non-interest-bearing liabilities	47,250				38,216

Total liabilities	2,877,494				2,664,220
Stockholders’ equity	406,286				384,305

Total liabilities and stockholders’ equity	$3,283,780				$3,048,525

Net interest income; interest rate spread		$116,616	3.64%			$109,259	3.79%

Net interest margin (4)			3.93%				3.98%

Average interest-earning assets to average interest bearing liabilities			133%				133%

(1)

Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(2)	Annualized.
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018
Summary of Operations
Tax-equivalent interest income (1)	$36,473	$35,922	$35,490	$34,166	$33,808
Interest expense	6,743	6,791	6,252	5,649	5,058
Tax-equivalent net interest income (1)	29,730	29,131	29,238	28,517	28,750
Provision for loan losses	1,084	1,327	282	212	472
Tax-equivalent NII after provision for loan losses (1)	28,646	27,804	28,956	28,305	28,278
Investment securities gains, net of impairment	13	11	—	—	97
Non-interest income (excluding securities gains/losses)	11,803	11,831	10,486	10,813	8,272
Non-interest expense	24,760	23,203	24,235	24,866	21,210
Income taxes	2,953	3,033	2,759	2,523	3,082
Net income	12,517	13,171	12,199	11,482	12,097
Tax equivalent adjustment (1)	232	239	249	247	258
At Period End
Total assets	$3,468,992	$3,350,724	$3,277,552	$3,221,249	$3,181,722
Earning assets	3,175,935	3,045,659	2,980,243	2,934,860	2,898,471
Loans	2,777,564	2,665,300	2,624,219	2,548,968	2,540,039
Allowance for loan losses	31,243	30,250	28,934	28,164	28,331
Deposits	2,870,325	2,760,615	2,680,637	2,685,792	2,620,882
Stockholders’ equity	426,167	418,046	407,216	395,789	399,589
Stockholders’ equity / assets	12.29%	12.48%	12.42%	12.29%	12.56%
Goodwill	100,069	100,069	98,569	98,569	98,569
Average Balances
Total assets	$3,425,097	$3,303,013	$3,223,997	$3,183,012	$3,138,202
Earning assets	3,107,224	2,985,498	2,914,587	2,871,340	2,831,866
Loans	2,688,519	2,624,314	2,561,341	2,517,283	2,474,221
Deposits and interest-bearing liabilities	2,954,049	2,843,079	2,781,216	2,742,626	2,705,736
Deposits	2,830,043	2,718,632	2,678,060	2,642,158	2,594,635
Stockholders’ equity	420,352	411,041	398,612	395,138	392,701
Stockholders’ equity / assets	12.27%	12.44%	12.36%	12.41%	12.51%
Per Common Share Data
Net Income:
Basic	$0.63	$0.67	$0.62	$0.57	$0.60
Diluted	0.63	0.66	0.61	0.57	0.59
Dividends	0.22	0.19	0.19	0.19	0.17
Market Value:
High	$32.39	$29.44	$30.44	$31.30	$31.09
Low	27.77	25.50	26.59	24.12	22.78
Close	31.32	28.97	28.57	28.74	24.51
Common Book Value	21.60	21.19	20.65	20.08	19.81
Shares outstanding, end of period (in thousands)	19,730	19,729	19,723	19,713	20,171
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.80%	3.88%	4.03%	4.03%	4.02%
Return on average assets	1.45%	1.58%	1.52%	1.46%	1.53%
Return on average equity	11.81%	12.71%	12.28%	11.78%	12.22%
Efficiency ratio (2)	59.62%	56.65%	61.01%	63.22%	57.29%
Effective tax rate	19.09%	18.72%	18.44%	18.01%	20.30%
Common dividend payout ratio (basic)	34.92%	28.36%	30.65%	33.33%	28.33%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018
Loan Portfolio Composition
One to four family residential real estate	$324,773	$330,369	$322,123	$321,644	$322,686
Construction	305,305	308,061	335,847	304,241	265,772
Commercial real estate	1,506,026	1,430,919	1,411,463	1,394,500	1,404,810
Commercial	578,071	537,806	530,528	509,627	509,577
Consumer finance	37,649	36,644	35,350	34,262	34,405
Home equity and improvement	122,864	123,871	125,860	124,450	128,152

Total loans	2,874,688	2,767,670	2,761,171	2,688,724	2,665,402
Less:
Undisbursed loan funds	94,865	100,260	134,794	137,742	123,293
Deferred loan origination fees	2,259	2,110	2,158	2,014	2,070
Allowance for loan loss	31,243	30,250	28,934	28,164	28,331

Net Loans	$2,746,321	$2,635,050	$2,595,285	$2,520,804	$2,511,708

Allowance for loan loss activity
Beginning allowance	$30,250	$28,934	$28,164	$28,331	$27,639
Provision for loan losses	1,084	1,327	282	212	472
Credit loss charge-offs:
One to four family residential real estate	258	74	11	172	31
Commercial real estate	—	—	15	—	30
Commercial	436	25	13	187	15
Consumer finance	34	80	33	142	105
Home equity and improvement	136	12	64	33	75

Total charge-offs	864	191	136	534	256
Total recoveries	773	180	624	155	476

Net charge-offs (recoveries)	91	11	(488)	379	(220)

Ending allowance	$31,243	$30,250	$28,934	$28,164	$28,331

Credit Quality
Total non-performing loans (1)	$13,459	$14,677	$15,334	$17,645	$19,016
Real estate owned (REO)	100	—	—	941	1,205

Total non-performing assets (2)	$13,559	$14,677	$15,334	$18,586	$20,221

Net charge-offs (recoveries)	91	11	(488)	379	(220)
Restructured loans, accruing (3)	8,427	10,334	10,308	11,908	11,573
Allowance for loan losses / loans	1.12%	1.13%	1.10%	1.10%	1.12%
Allowance for loan losses / non-performing assets	230.42%	206.10%	188.69%	151.53%	140.11%
Allowance for loan losses / non-performing loans	232.13%	206.10%	188.69%	159.61%	148.99%
Non-performing assets / loans plus REO	0.49%	0.55%	0.58%	0.73%	0.80%
Non-performing assets / total assets	0.39%	0.44%	0.47%	0.58%	0.64%
Net charge-offs / average loans (annualized)	0.01%	0.00%	-0.08%	0.06%	-0.04%
Deposit Balances
Non-interest-bearing demand deposits	$630,359	$604,129	$584,735	$586,033	$607,198
Interest-bearing demand deposits and money market	1,198,012	1,124,208	1,088,694	1,107,511	1,040,471
Savings deposits	303,166	294,594	304,051	300,244	292,829
Retail time deposits less than $250,000	631,253	634,737	610,345	601,012	591,822
Retail time deposits greater than $250,000	107,535	102,947	92,812	90,992	88,562

Total deposits	$2,870,325	$2,760,615	$2,680,637	$2,685,792	$2,620,882

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans
December 31, 2019
One to four family residential real estate	$324,773	$321,058	$1,298	$2,417
Construction	305,305	305,305	—	—
Commercial real estate	1,506,026	1,497,845	546	7,635
Commercial	578,071	574,593	519	2,959
Consumer finance	37,649	37,444	205	—
Home equity and improvement	122,864	121,211	1,205	448

Total loans	$2,874,688	$2,857,456	$3,773	$13,459

September 30, 2019
One to four family residential real estate	$330,369	$325,573	$1,787	$3,009
Construction	308,061	308,061	—	—
Commercial real estate	1,430,919	1,414,694	8,012	8,213
Commercial	537,806	534,321	516	2,969
Consumer finance	36,644	36,413	231	—
Home equity and improvement	123,871	122,103	1,282	486

Total loans	$2,767,670	$2,741,165	$11,828	$14,677

December 31, 2018
One to four family residential real estate	$322,686	$317,740	$1,306	$3,640
Construction	265,772	265,772	—	—
Commercial real estate	1,404,810	1,394,211	242	10,357
Commercial	509,577	504,884	193	4,500
Consumer finance	34,405	34,079	200	126
Home equity and improvement	128,152	126,188	1,571	393

Total loans	$2,665,402	$2,642,874	$3,512	$19,016